UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2005

HEMACARE CORPORATION

(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21101 Oxnard Street, Woodland Hills, California	91367
(Address of principal executive offices)	(Zip Code)

(818) 226-1968

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On July 1, 2005, HemaCare Corporation (the “Company”) executed a second modification (the “Amendment”) to the Loan and Security Agreement (the “Agreement”) dated November 19, 2002, as amended on March 22, 2004 between the Company, Coral Blood Services, Inc. and Comerica Bank.  The Amendment extends the termination date of the Agreement from June 30, 2005 to June 30, 2007 and lowers the interest rate associated with any borrowings from .50% above to .25% below Comerica Bank’s published prime lending rate.  In addition, the Amendment updates the list of all locations where the Company stores inventory, and establishes a $50,000 maximum limit for purchasing or disposing of assets without Comerica Bank’s approval.  The Agreement previously prohibited the Company from making any purchases or disposing of any assets without bank approval.  Finally, the Amendment removes the restriction in the Agreement on the Company’s ability to purchase, acquire, repurchase, retire or redeem any of the Company’s capital stock.  As of June 30, 2005, the Company had no outstanding advances against the $2,000,000 available through the Agreement.

The foregoing summary of the Amendment is qualified in its entirety by the actual Second Modification to Loan and Security Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.	Description

10.1	Second Modification to Loan and Security Agreement between HemaCare Corporation and Coral Blood Services, Inc. (“Borrower”) and Comerica Bank (“Bank”) dated July 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMACARE CORPORATION

Date: July 6, 2005	By	/s/ Robert S. Chilton
Robert S. Chilton
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Modification to Loan and Security Agreement between HemaCare Corporation and Coral Blood Services, Inc. (“Borrower”) and Comerica Bank (“Bank”) dated July 1, 2005.